                                                                                                                  Exhibit 12

                         INTERVEST BANCSHARES CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                      For the Year Ended December 31, 2004
                                                                                      ------------------------------------
                                                                                   Intervest
                                                                                   Bancshares     Intervest       Intervest
                                                                                  Corporation     Bancshares       Mortgage
($ in thousands)                                                                 Consolidated    Corporation     Corporation
----------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes (1)                                                 $      20,229  $         107  $       4,379
Fixed charges, excluding interest on deposits (2)                                       12,353          4,351          7,945
                                                                                 -------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits          32,582          4,458         12,324
Interest on deposits                                                                    26,330              -              -
                                                                                 -------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $      58,912  $       4,458  $      12,324
----------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratios:
     Excluding interest on deposits                                                     2.64 x         1.02 x         1.55 x
     Including interest on deposits                                                     1.52 x         1.02 x         1.55 x
----------------------------------------------------------------------------------------------------------------------------

                                                                                     For the Year Ended December 31, 2003
                                                                                     ------------------------------------
                                                                                   Intervest
                                                                                   Bancshares     Intervest       Intervest
                                                                                  Corporation     Bancshares       Mortgage
($ in thousands)                                                                 Consolidated     Corporation    Corporation
----------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes (1)                                          $      15,993  $        (638)  $       3,255
Fixed charges, excluding interest on deposits (2)                                       10,127          3,024           7,140
                                                                                 -------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits          26,120          2,386          10,395
Interest on deposits                                                                    18,437              -               -
                                                                                 -------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $      44,557  $       2,386   $      10,395
----------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits                                                     2.58 x          .79 x          1.46 x
     Including interest on deposits                                                     1.56 x          .79 x          1.46 x
----------------------------------------------------------------------------------------------------------------------------

                                                                                      For the Year Ended December 31, 2002
                                                                                      ------------------------------------
                                                                                    Intervest
                                                                                    Bancshares     Intervest      Intervest
                                                                                   Corporation    Bancshares      Mortgage
($ in thousands)                                                                  Consolidated   Corporation     Corporation
----------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes (1)                                          $      11,619  $        (544)  $       2,774
Fixed charges, excluding interest on deposits (2)                                        8,956          2,695           6,288
                                                                                 -------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits          20,575          2,151           9,062
Interest on deposits                                                                    17,369              -               -
                                                                                 -------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $      37,944  $       2,151   $       9,062
----------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits                                                     2.30 x          .80 x          1.44 x
     Including interest on deposits                                                     1.44 x          .80 x          1.44 x
----------------------------------------------------------------------------------------------------------------------------

(1) Intervest Bancshares Corporation's earnings (loss) before income taxes includes dividends received from subsidiaries for purposes of this calculation.
(2) Fixed charges represent interest on debentures and federal funds purchased and amortization of debenture offering costs.
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